Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of Comerica Incorporated, a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby constitutes and appoints Jon W. Bilstrom and Thad A. Schaefer and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $5.00 per share, to be issued in connection with the acquisition of Sterling Bancshares, Inc., a Texas corporation (“Sterling”) in accordance with the terms of an Agreement and Plan of Merger dated as of January 16, 2011, between the Corporation, Comerica Bayou Acquisition Corporation, a wholly owned subsidiary of the Corporation, and Sterling, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of February 11, 2011.

Signature	Title

/s/ Ralph W. Babb, Jr. Ralph W. Babb, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Elizabeth S. Acton Elizabeth S. Acton	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Muneera S. Carr Muneera S. Carr	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ James F. Cordes James F. Cordes	Director

/s/ Roger A. Cregg Roger A. Cregg	Director

Signature	Title

/s/ T. Kevin DeNicola T. Kevin DeNicola	Director

/s/ Jacqueline P. Kane Jacqueline P. Kane	Director

/s/ Richard G. Lindner Richard G. Lindner	Director

/s/ Alfred A. Piergallini Alfred A. Piergallini	Director

/s/ Robert S. Taubman Robert S. Taubman	Director

/s/ Reginald M. Turner, Jr. Reginald M. Turner, Jr.	Director

/s/ Nina G. Vaca Nina G. Vaca	Director